                                                                   Exhibit 3-169

VT 322
                                                                   FILED

                                                                SEP 10 1984

                                                                 JANE BURGIO
                                                              Secretary of State
                                                                   501518


                          CERTIFICATE OF INCORPORATION

                                       OF

                      HEALTH RESOURCES OF MORRISTOWN, INC.


   The undersigned incorporator, an individual over the age of eighteen years, in order to form a corporation under the New Jersey Business Corporation Act, certifies as follows:

   1. Name. The name of the corporation is HEALTH RESOURCES OF MORRISTOWN, INC. (hereinafter called the "Corporation").
   2. Purpose. The Corporation may engage in any activity within the purposes for which corporations may be organized under the New Jersey Business Corporation Act.
   3. Number of Shares. The aggregate number of shares which the Corporation shall have authority to issue is: One Hundred (100), all of which shall be Common Shares of the par value of One Dollar ($1.00) each.
   4. Office and Registered Agent. The address of the Corporation's initial registered office is c/o Troy Hills Nursing Center, 200 Reynolds Avenue in the City of Parsippany County of Morris and State of New Jersey. The name of its initial registered agent at that address is Daniel E. Straus.

   5. Number of Directors; Names and Addresses of First Directors. The number of directors constituting the first board of directors is two and the names and addresses of the persons who are to serve as such directors are:

                Name                               Address
          Moshael J. Straus                        One Penn Plaza
                                                   New York, New York 10119

         Daniel B. Straus                          345 Park Avenue
                                                   New York, New York 10154


   6. Name and Address of Incorporator. The name and address of the Incorporator are: Daniel E. Straus, 345 Park Avenue, New York, New York 10154.
   7. Duration. The duration of the Corporation is to be perpetual.

   IN WITNESS WHEREOF, I have hereunto set my hand, this 5th day of September, 1984.


                                                       /s/ Daniel E. Straus
                                                       -------------------------
                                                       Daniel E. Straus,
                                                       Incorporator

                              TYPE ALL INFORMATION
                               EXCEPT SIGNATURES.
Secretary of State

                                                                      ADB
                                                                     FILED

                                                                  Nov 16 1992

                                                               DANIEL J. DALTON
                                                              Secretary of State

                                                0805271


         CERTIFICATE OF AMENDMENT TO THE CERTIFICATION OF INCORPORATION

    OF  HEALTH RESOURCES OF MORRISTOWN, INC.
        ------------------------------------------------------------------------
       (FOR USE BY DOMESTIC CORPORATIONS ONLY - MUST BE FILED IN DUPLICATE)

"Federal Employer Identification No."

   Pursuant to the provisions of Section 14A: 9-2(4) and Section 14A:9-4(3), Corporations, General, of the New Jersey Statutes, the undersigned corporation executes the following Certificate of Amendment to its Certificate of
Incorporation:

1.   The name of the corporation is: HEALTH RESOURCES OF MORRISTOWN, INC.
2. The following amendment to the Certificate of Incorporation was approved by the directors and thereafter duly adopted by the shareholders of the corporation on the 20th day of October, 1992:

     Resolved, that Article 3 of the Certificate of Incorporation be amended to read as follows:

         "3.Number of Shares. The aggregate number of shares of stock which the Corporation shall have authority to issue is: Five Hundred (500), all of which shares shall be shares of Common Stock, par value One Dollar ($1.00) each."

3. The number of shares outstanding at the time of the adoption of the amendment was 200. The total number of shares entitled to vote thereon was 200.

     If the shares of any class or series of shares are entitled to vote thereon as a class, set forth below the designation and number of outstanding shares entitled to vote thereon of each such class or series. (Omit if not applicable).

4.   The number of shares voting for and against such amendment is as follows:
     (If the shares of any class or series are entitled to vote as a class, set forth the number of shares of each such class and series voting for and against the amendment, respectively).

Number of Shares Voting for Amendment            Number of Shares Voting Against Amendment
-----------------------------------------        -----------------------------------------
                 200                                                 0


5. If the amendment provides for an exchange, reclassification or cancellation of issued shares, set forth a statement of the manner in which the same shall be effected. (Omit if not applicable).

(Use the following only if an effective date, not later than 90 days subsequent to the date of filing is desired).

6. The effective date of this Amendment to the Certificate of Incorporation shall be__________________.

Dated this 10th day of November, 1992.

                                            HEALTH RESOURCES OF MORRISTOWN, INC.
                                            ------------------------------------
                                                     (Corporate Name)

                                         By: /s/ Moshael J. Straus
                                              ----------------------------------
                                                       (Signature)

                                               Moshael J. Straus, Vice President
                                               ---------------------------------
                                                   (Type Name and Title)

May be executed by the Chairman of the Board, or the President, or a Vice President of the Corporation.

The purpose of this form is to simplify the filing requirements of the Secretary of State and does not replace the need for competent legal advise.